Exhibit 10.12

PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension”, entered into this Sixteenth day of July, 2012, by and among Intellinetics, Inc, hereinafter called “Maker” and Alpharion Capital Partners, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note and Subscription Agreement dated January 19, 2012 for the amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000), hereinafter referred to as “Note”. Said Note was originally due one hundred eighty days from its issuance.

WHEREAS, Maker and Lender desire to enter into this Extension Agreement in order to extend the due date of the Note.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note from one hundred eighty days to two hundred twenty-five days from its date of issuance.

All other provisions of the original Promissory Note and Subscription agreement shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Note as of the day and year above first written.

INTELLINETICS, INC.

By:	s/William J. Santiago

ALPHARION CAPITAL PARTNERS, INC.

By:	s/Rick Hughes